Exhibit 99.1

APPLIED MATERIALS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2018 RESULTS

•	Quarterly revenue of $4.01 billion with GAAP EPS of $0.89 and non-GAAP EPS of $0.97

•	Record annual revenue and EPS

•	Returns $5.89 billion to shareholders in fiscal 2018

SANTA CLARA, Calif., Nov. 15, 2018 — Applied Materials, Inc. (NASDAQ:AMAT) today reported strong revenue, operating income and earnings per share in its fourth quarter and fiscal year ended Oct. 28, 2018.
Fourth Quarter Results
Compared to the fourth quarter of fiscal 2017, Applied net sales increased slightly to $4.01 billion. On a GAAP basis, the company recorded gross margin of 44.3 percent, operating income of $1.02 billion or 25.3 percent of net sales, and earnings per share (EPS) of $0.89.
On a non-GAAP adjusted basis, over the same period, the company reported gross margin of 45.5 percent, operating income of $1.07 billion or 26.6 percent of net sales, and EPS of $0.97.
The company returned $946 million to shareholders through $751 million in share repurchases and dividends of $195 million.
Full Year Results
In fiscal 2018, Applied grew net sales by 19 percent to $17.25 billion. On a GAAP basis, the company recorded gross margin of 45.3 percent, operating income of $4.80 billion, and EPS of $3.23. On a non-GAAP adjusted basis, the company reported gross margin of 46.3 percent, operating income of $5.0 billion or 29.0 percent of net sales, and EPS of $4.45.
The company generated $3.79 billion in cash from operations, paid dividends of $605 million and used $5.28 billion to repurchase 102 million shares of common stock.

“In fiscal 2018, each of Applied’s major businesses delivered double-digit growth despite challenging conditions in the second half of the year,” said Gary Dickerson, president and CEO. “While near-term market headwinds remain, overall industry spending remains robust, and we are focused on positioning Applied Materials for the long term, expanding our role in the A.I.-Big Data era and winning the major technology inflections ahead.”

Applied Materials, Inc.

Results Summary

					Change
	Q4 FY2018	Q4 FY2017	FY2018	FY2017	Q4 FY2018 vs. Q4 FY2017	FY2018 vs. FY2017
	(In millions, except per share amounts and percentages)
Net sales	$4,014	$3,969	$17,253	$14,537	1%	19%
Gross margin	44.3%	45.0%	45.3%	44.9%	(0.7) points	0.4 points
Operating margin	25.3%	27.7%	27.8%	26.6%	(2.4) points	1.2 points
Net income	$876	$982	$3,313	$3,434	(11)%	(4)%
Diluted earnings per share	$0.89	$0.91	$3.23	$3.17	(2)%	2%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	45.5%	46.2%	46.3%	46.1%	(0.7) points	0.2 points
Non-GAAP adjusted operating margin	26.6%	28.7%	29.0%	27.9%	(2.1) points	1.1 points
Non-GAAP adjusted net income	$956	$1,005	$4,569	$3,525	(5)%	30%
Non-GAAP adjusted diluted EPS	$0.97	$0.93	$4.45	$3.25	4%	37%

A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.

Applied Materials, Inc.

Business Outlook
In the first quarter of fiscal 2019, Applied expects net sales to be in the range of $3.56 billion to $3.86 billion; the midpoint of the range would be down approximately 12 percent, year over year. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.75 to $0.83; the midpoint of the range would be a decrease of approximately 25 percent, year over year.
This outlook for non-GAAP adjusted diluted EPS excludes known charges related to completed acquisitions of $0.01 per share, the normalized tax benefit of share-based compensation of $0.04 per share, and net income tax benefit related to intra-entity intangible asset transfers of $0.02 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Fourth Quarter and Fiscal Year Reportable Segment Information

Semiconductor Systems	Q4 FY2018	Q4 FY2017	FY2018	FY2017
	(In millions, except percentages)
Net sales	$2,309	$2,431	$10,903	$9,517
Foundry	23%	36%	24%	41%
DRAM	26%	12%	27%	16%
Flash	34%	38%	36%	34%
Logic and other	17%	14%	13%	9%
Operating income	638	801	3,634	3,173
Operating margin	27.6%	32.9%	33.3%	33.3%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$684	$847	$3,817	$3,357
Non-GAAP adjusted operating margin	29.6%	34.8%	35.0%	35.3%

Applied Global Services	Q4 FY2018	Q4 FY2017	FY2018	FY2017
	(In millions, except percentages)
Net sales	$977	$831	$3,754	$3,017
Operating income	289	232	1,102	817
Operating margin	29.6%	27.9%	29.4%	27.1%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$290	$232	$1,104	$821
Non-GAAP adjusted operating margin	29.7%	27.9%	29.4%	27.2%

Applied Materials, Inc.

Display and Adjacent Markets	Q4 FY2018	Q4 FY2017	FY2018	FY2017
	(In millions, except percentages)
Net sales	$702	$677	$2,498	$1,900
Operating income	202	212	679	502
Operating margin	28.8%	31.3%	27.2%	26.4%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$206	$215	$694	$507
Non-GAAP adjusted operating margin	29.3%	31.8%	27.8%	26.7%

Use of Non-GAAP Adjusted Financial Measures

Applied provides investors with certain non-GAAP adjusted financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring charges and any associated adjustments; impairments of assets, or investments; gain or loss on sale of strategic investments; tax effect of share-based compensation; certain income tax items and other discrete adjustments. Additionally, the fourth quarter and fiscal 2018 non-GAAP results exclude estimated discrete income tax expense items associated with changes to recent U.S. tax legislation. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP adjusted financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of our performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation, our investment and growth strategies, our development of new products and technologies, our business outlook for the first quarter of fiscal 2019, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; global trade issues and changes in trade policies; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base;  our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; changes in U.S. tax laws and regulation, and our interpretations of them; and other risks and uncertainties described in our SEC filings, including our most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible the technology shaping the future. Learn more at www.appliedmaterials.com.

Contact:
Ricky Gradwohl (editorial/media) 408.235.4676
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Net sales	$4,014	$3,969	$17,253	$14,537
Cost of products sold	2,234	2,182	9,436	8,005
Gross profit	1,780	1,787	7,817	6,532
Operating expenses:
Research, development and engineering	518	466	2,019	1,774
Marketing and selling	127	105	521	456
General and administrative	119	118	481	434
Total operating expenses	764	689	3,021	2,664
Income from operations	1,016	1,098	4,796	3,868
Interest expense	60	57	234	198
Interest and other income, net	42	33	132	61
Income before income taxes	998	1,074	4,694	3,731
Provision for income taxes	122	92	1,381	297
Net income	$876	$982	$3,313	$3,434
Earnings per share:
Basic	$0.90	$0.92	$3.27	$3.20
Diluted	$0.89	$0.91	$3.23	$3.17
Weighted average number of shares:
Basic	974	1,064	1,013	1,073
Diluted	984	1,076	1,026	1,084

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	October 28, 2018	October 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,440	$5,010
Short-term investments	590	2,266
Accounts receivable, net	2,565	2,338
Inventories	3,722	2,930
Other current assets	430	374
Total current assets	10,747	12,918
Long-term investments	1,568	1,143
Property, plant and equipment, net	1,407	1,066
Goodwill	3,368	3,368
Purchased technology and other intangible assets, net	213	412
Deferred income taxes and other assets	470	512
Total assets	$17,773	$19,419
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,721	$2,450
Customer deposits and deferred revenue	1,347	1,665
Total current liabilities	4,068	4,115
Long-term debt	5,309	5,304
Income taxes payable	1,254	392
Other liabilities	303	259
Total liabilities	10,934	10,070
Total stockholders’ equity	6,839	9,349
Total liabilities and stockholders’ equity	$17,773	$19,419

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Twelve Months Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Cash flows from operating activities:
Net income	$876	$982	$3,313	$3,434
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	120	105	457	407
Share-based compensation	65	58	258	220
Deferred income taxes	(18)	(17)	94	(11)
Other	—	(24)	4	(9)
Net change in operating assets and liabilities	34	(395)	(339)	(252)
Cash provided by operating activities	1,077	709	3,787	3,789
Cash flows from investing activities:
Capital expenditures	(165)	(124)	(622)	(345)
Cash paid for acquisitions, net of cash acquired	(1)	(12)	(6)	(68)
Proceeds from sales and maturities of investments	453	921	3,276	2,743
Purchases of investments	(416)	(1,314)	(2,077)	(4,856)
Cash provided by (used in) investing activities	(129)	(529)	571	(2,526)
Cash flows from financing activities:
Debt borrowings, net of issuance costs	—	—	—	2,176
Debt repayments	—	—	—	(205)
Proceeds from common stock issuances	68	50	124	97
Common stock repurchases	(751)	(385)	(5,283)	(1,172)
Tax withholding payments for vested equity awards	(4)	(6)	(164)	(125)
Payments of dividends to stockholders	(195)	(107)	(605)	(430)
Cash provided by (used in) financing activities	(882)	(448)	(5,928)	341
Increase (decrease) in cash and cash equivalents	66	(268)	(1,570)	1,604
Cash and cash equivalents — beginning of period	3,374	5,278	5,010	3,406
Cash and cash equivalents — end of period	$3,440	$5,010	$3,440	$5,010
Supplemental cash flow information:
Cash payments for income taxes	$19	$26	$300	$194
Cash refunds from income taxes	$12	$44	$63	$61
Cash payments for interest	$76	$76	$219	$186

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Corporate and Other

(In millions)	Q4 FY2018	Q4 FY2017	FY2018	FY2017
Unallocated net sales	$26	$30	$98	$103
Unallocated cost of products sold and expenses	(74)	(119)	(459)	(507)
Share-based compensation	(65)	(58)	(258)	(220)
Total	$(113)	$(147)	$(619)	$(624)
Additional Information

	Q4 FY2018	Q4 FY2017	FY2018	FY2017
Net Sales by Geography (In millions)
United States	366	415	1,532	1,474
% of Total	9%	10%	9%	10%
Europe	250	227	1,066	816
% of Total	7%	6%	6%	6%
Japan	721	507	2,405	1,518
% of Total	18%	13%	14%	10%
Korea	537	1,175	3,603	4,052
% of Total	13%	30%	21%	28%
Taiwan	608	718	2,732	3,291
% of Total	15%	18%	16%	23%
Southeast Asia	201	330	802	640
% of Total	5%	8%	4%	4%
China	1,331	597	5,113	2,746
% of Total	33%	15%	30%	19%

Employees (In thousands)
Regular Full Time	21.0	18.4

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except percentages)	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$1,780	$1,787	$7,817	$6,532
Certain items associated with acquisitions[1]	45	45	179	172
Non-GAAP adjusted gross profit	$1,825	$1,832	$7,996	$6,704
Non-GAAP adjusted gross margin	45.5%	46.2%	46.3%	46.1%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$1,016	$1,098	$4,796	$3,868
Certain items associated with acquisitions[1]	50	49	197	191
Acquisition integration and deal costs	3	—	5	3
Other gains, losses or charges, net	—	(9)	—	(12)
Non-GAAP adjusted operating income	$1,069	$1,138	$4,998	$4,050
Non-GAAP adjusted operating margin	26.6%	28.7%	29.0%	27.9%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$876	$982	$3,313	$3,434
Certain items associated with acquisitions[1]	50	49	197	191
Acquisition integration and deal costs	3	—	5	3
Impairment (gain on sale) of strategic investments, net	(15)	(7)	(25)	(3)
Loss on early extinguishment of debt	—	—	—	5
Other gains, losses or charges, net	—	(9)	—	(12)
Income tax effect of share-based compensation[2]	13	—	—	—
Income tax effect of changes in applicable U.S. tax laws[3]	23	—	1,112	—
Resolution of prior years’ income tax filings and other tax items	6	(11)	(26)	(79)
Income tax effect of non-GAAP adjustments[4]	—	1	(7)	(14)
Non-GAAP adjusted net income	$956	$1,005	$4,569	$3,525

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2
Applied adopted the accounting standard related to share-based compensation (ASU 2016-09) in the first quarter of fiscal 2018, which resulted in $51 million tax benefit on a GAAP basis for fiscal 2018; this benefit was being recognized ratably over the fiscal year on a non-GAAP basis.

3	Charges to income tax provision related to a one-time transition tax and a decrease in U.S. deferred tax assets as a result of the recent U.S. tax legislation.

4	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$0.89	$0.91	$3.23	$3.17
Certain items associated with acquisitions	0.05	0.04	0.18	0.16
Impairment (gain on sale) of strategic investments, net	(0.01)	—	(0.02)	—
Income tax effect of share-based compensation	0.01	—	—	—
Income tax effect of changes in applicable U.S. tax laws	0.02	—	1.08	—
Resolution of prior years’ income tax filings and other tax items	0.01	(0.01)	(0.02)	(0.07)
Other gains, losses or charges, net	—	(0.01)	—	(0.01)
Non-GAAP adjusted earnings per diluted share	$0.97	$0.93	$4.45	$3.25
Weighted average number of diluted shares	984	1,076	1,026	1,084

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except percentages)	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Semiconductor Systems Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$638	$801	$3,634	$3,173
Certain items associated with acquisitions[1]	46	46	183	184
Non-GAAP adjusted operating income	$684	$847	$3,817	$3,357
Non-GAAP adjusted operating margin	29.6%	34.8%	35.0%	35.3%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$289	$232	$1,102	$817
Certain items associated with acquisitions[1]	—	—	—	1
Acquisition integration costs	1	—	2	3
Non-GAAP adjusted operating income	$290	$232	$1,104	$821
Non-GAAP adjusted operating margin	29.7%	27.9%	29.4%	27.2%
Display and Adjacent Markets Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$202	$212	$679	$502
Certain items associated with acquisitions[1]	4	3	14	5
Acquisition integration costs	—	—	1	—
Non-GAAP adjusted operating income	$206	$215	$694	$507
Non-GAAP adjusted operating margin	29.3%	31.8%	27.8%	26.7%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Note: The reconciliation of GAAP and non-GAAP adjusted segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.

Applied Materials, Inc.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	October 28, 2018

Provision for income taxes - GAAP basis (a)	$122
Income tax effect of share-based compensation	(13)
Income tax effect of changes in applicable U.S. tax laws	(23)
Resolutions of prior years’ income tax filings and other tax items	(6)
Non-GAAP adjusted provision for income taxes (b)	$80

Income before income taxes - GAAP basis (c)	$998
Certain items associated with acquisitions	50
Acquisition integration and deal costs	3
Impairment (gain on sale) of strategic investments, net	(15)
Non-GAAP adjusted income before income taxes (d)	$1,036

Effective income tax rate - GAAP basis (a/c)	12.2%

Non-GAAP adjusted effective income tax rate (b/d)	7.7%